EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the 2001 Restricted Stock Plan of Chinawe.com Inc. and to the incorporation by reference therein of our report dated September 14, 2000, with respect to the consolidated financial statements of Chinawe.com Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000 filed with the Securities and Exchange Commission.


                              /s/ H.M. Richard & Associates

October 10, 2001